NUMBER

SHARES



See Reverse for Certain Definitions

SPECTRUM BRANDS

CUSIP 84762L 204

Spectrum BRANDS

This is to Certify that ______________________________ is the owner of

______________________________ *fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated

______________________ ______________________

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT —	______ Custodian ______ (Cust) (Minor) under Uniform Gifts to Minors Act ______ (State)
TEN ENT	— as tenants by the entireties		
JT TEN	— as joint tenants with right of survivorship and not as tenants in common		

Additional abbreviations may also be used though not in the above list.

For value received ______ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

______

______ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

______ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______

In presence of

______ ______

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.